Homeowners of America Holding Corporation

2013 EQUITY COMPENSATION PLAN

The purpose of the Homeowners of America Holding Corporation 2013 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Homeowners of America Holding Corporation (the “Company”) and its parents and subsidiaries; (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries; and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options and stock awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

1. Administration

(a) Committee. The Plan shall be administered and interpreted by the Board or by the Compensation Committee of the Board, consisting of members of the Board, which shall be appointed by the Board. After an initial public offering of the Company’s stock as described in Section 18(b) (a “Public Offering”), the Plan shall be administered by a committee of Board members, which may consist of “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board, however, may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The committee may delegate authority to one or more subcommittees as it deems appropriate. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the “Board” shall be deemed to refer to the committee or subcommittee.

(b) Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan.

(c) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Awards

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), as stock awards as described in Section 6 (“Stock Awards”), and restricted stock units as described in Section 6 (“RSUs”) (hereinafter collectively referred to as “Awards”). All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument in the form set forth in Exhibit A (the “Award Agreement”). The Board shall approve the form and provisions of each Award Agreement. Awards under a particular Section of the Plan need not be uniform as among the grantees.

3. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is two million nine hundred twenty five thousand (2,925,000) and the maximum aggregate number of shares that may be issued under the Plan under Incentive Stock Options is two million nine hundred twenty five thousand (2,925,000). After a Public Offering, the maximum aggregate number of shares of Company Stock that shall be subject to Awards made under the Plan to any individual during any calendar year shall be two million nine hundred twenty five thousand (2,925,000) shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards or RSUs (including restricted stock received upon the exercise of Options) are forfeited, the shares subject to such Awards shall be available again for purposes of the Plan.

(b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Awards, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Awards, the kind of shares issued under the Plan, and the price per share of such Awards shall be adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding, and conclusive.

4. Eligibility for Participation

(a) Eligible Persons. All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Board shall select the Employees, Non-Employee Directors, and Key Advisors to receive Awards and shall determine the number of shares of Company Stock subject to a particular Award in such manner as the Board determines. Employees, Key Advisors, and Non-Employee Directors who receive Awards under the Plan shall hereinafter be referred to as “Grantees.”

5. Granting of Options

The Company may grant Options to purchase shares of Company Stock to Employees, Non-Employee Directors, and Key Advisors. The following provisions are applicable to Options.

(a) Number of Shares. The Board shall determine the number of shares of Company Stock that shall be subject to each Award of Options.

(b) Type of Option and Price.

(i) The Board may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that do not qualify as Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted. An Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii) If the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines.

(iv) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board. The Board shall determine the Fair Market Value based upon the application of a reasonable valuation method that considers all material information available to the Board. The Board may engage outside advisors, valuation experts and counsel to assist the Board in making a determination of Fair Market Value for purpose of the Plan.

(c) Option Term. The Board shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. An Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, however, may not have a term that exceeds five years from the date of grant.

(d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Award Agreement. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason. The Board may provide in an Award Agreement that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, and (C) any other restrictions determined by the Company.

(e) Termination of Employment, Disability, or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor, or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 12 months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board or in the Award Agreement, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(ii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iv) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) For purposes of this Plan:

(A) The term “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor, or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Stock Awards or RSUs, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor, or member of the Board), unless the Board determines otherwise.

(C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Board.

(D) “Cause” shall mean, except to the extent specified otherwise by the Board or as defined in any other agreement between the Grantee and the Company, a finding by the Board that the Grantee has (i) been convicted of a felony or crime involving moral turpitude; (ii) disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (iii) breached any written noncompetition or nonsolicitation agreement between the Grantee and the Employer; or (iv) engaged in willful and continued negligence in the performance of the duties assigned to the Grantee by the Employer, after the Grantee has received notice of and failed to cure such negligence.

(f) Exercise of Options. A Grantee may exercise an Option that has become vested and exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option by the Board (i) in cash; (ii) by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price; (iii) after a Public Offering, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Board may approve. In addition, the Grantee may elect to settle the Option on a “net basis” by taking delivery of the number of Company Stock equal to Fair Market Value of the shares subject to any Option less the exercise price, any tax (or other governmental obligation) or other administration fees due. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) as specified by the Board.

(g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code) of the Company.

6. Stock Awards and RSUs

The Company may issue or transfer shares of Company Stock to an Employee, Non-Employee Director, or Key Advisor under a Stock Award or RSU, upon such terms as the Board deems appropriate. The following provisions are applicable to Stock Awards and RSUs:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board shall determine the number of shares of Company Stock subject to a Stock Award and the number of RSUs to be granted to a Grantee, the duration of the period during which, and the conditions, if any, under which, the Stock Award and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards. The Board may require different periods of service or different performance goals and objectives with respect to different Participants holding different Stock Awards or RSUs or to separate, designated portions of shares constituting Stock Awards.

(b) Transfer Restrictions and Legend on Stock Certificate. Stock Awards and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Board may determine that Stock Awards and RSUs may be transferred by the Grantee. Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Award. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company shall not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company shall retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed. Upon the lapse of the restrictions applicable to a Stock Award, the Company or other custodian, as applicable, shall deliver such certificates to the Grantee or the Grantee’s legal representative.

(c) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one share of Company Stock or shall have a value equal to the Fair Market Value of one share of Company Stock. RSUs shall be paid in cash, shares of Company Stock, other securities, other Awards or other property, as determined in the sole discretion of the Board, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The amount payable as a result of the vesting of an RSU shall be distributed as soon as practicable following the vesting date and in no event later than the fifteenth date of the third calendar month of the year following the vesting date of the RSU (or as otherwise permitted under Section 409A of the Code).

(d) Termination of Employment or Service. Except as otherwise set forth in the Award Agreement, if the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(e)), any Stock Award or RSUs held by the Grantee that are subject to the transfer restrictions set forth in Section 6(b) above at such time shall be forfeited. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(e) No Right to Vote and to Receive Dividends. Prior to the lapse of the transfer restrictions set forth in Section 6(b) above, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

7. Withholding of Taxes

(a) Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Awards pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Awards, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Awards.

(b) Election to Withhold Shares. If the Board so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to an Award by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.

8. Transferability of Awards

(a) Nontransferability of Awards. Except as provided below, only the Grantee may exercise rights under an Award during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in an Award Agreement, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9. Right of First Refusal; Repurchase Right

(a) Offer. Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock that were distributed to him or her under the Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (i) the name of the proposed transferee of the Company Stock; (ii) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (iii) the proposed price; (iv) all other terms of the proposed transfer; and (v) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the price and on the terms described in the written notice; provided that the Company may pay such price in installments over a period not to exceed four years, at the discretion of the Board.

(b) Sale. In the event the Company (or a shareholder, as described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of the shares of Company Stock described in subsection (a) at the price and on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

(c) Assignment of Rights. The Board, in its sole discretion, may waive the Company’s right of first refusal and repurchase right under this Section 9. If the Company’s right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to the remaining shareholders of the Company in the same proportion that each shareholder’s stock ownership bears to the stock ownership of all the shareholders of the Company, as determined by the Board. To the extent that a shareholder has been given such right and does not purchase his or her allotment, the other shareholders shall have the right to purchase such allotment on the same basis.

(d) Purchase by the Company. Prior to a Public Offering, if a Grantee ceases to be employed by, or provide service to, the Employer, the Company shall have the right to purchase, within 60 days of the date that Grantee ceases to be employed by, or provide services to, the Employer, all or part of any Company Stock distributed to Grantee under the Plan at the Fair Market Value (as defined in Section 5(b)) on the date that Grantee ceases to be employed by, or provide services to, the Employer (or at such other price as may be established in the Award Agreement); provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

(e) Public Offering. On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 9.

(f) Shareholder’s Agreement. Notwithstanding the provisions of this Section 9, if the Board requires that a Grantee execute a shareholder’s agreement with respect to any Company Stock distributed pursuant to the Plan, which contains a right of first refusal or repurchase right, the provisions of this Section 9 shall not apply to such Company Stock.

10. Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than persons who are shareholders on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(b) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (ii) a sale or other disposition of all or substantially all of the assets of the Company; or (iii) a liquidation or dissolution of the Company.

11. Consequences of a Change of Control

(a) Notice and Acceleration. Upon a Change of Control, (i) the Company shall provide each Grantee with outstanding Awards written notice of such Change of Control; (ii) all outstanding Options shall automatically accelerate and become fully vested and exercisable for the remaining term of the options; (iii) all outstanding Stock Awards shall become vested and deliverable in accordance with Section 6(b); and (iv) all outstanding RSUs shall become vested and deliverable in accordance with Section 6(c).

(b) Assumption of Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options; or (ii) after giving Grantees 12 months to exercise their outstanding Options but in any event no later than the date of expiration of the Option term, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

12. Requirements for Issuance or Transfer of Shares

(a) Shareholder’s Agreement. The Board may require that a Grantee execute a shareholder’s agreement, with such terms as the Board deems appropriate, with respect to any Company Stock issued or distributed pursuant to the Plan.

(b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Award made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations, and interpretations, including any requirement that a legend be placed thereon.

(c) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable laws or, after an Initial Public Offering, to comply with applicable stock exchange requirements.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 19(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan

The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan. In no event shall interest be paid or accrued on any Award, including unpaid installments of Awards.

15. Rights of Participants

Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director, or other person to any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights. No Fractional Shares

16. No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date of the Plan

(a) Effective Date. The Plan shall be effective on October 24, 2013.

(b) Public Offering. The provisions of the Plan that refer to a Public Offering, or that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Company Stock under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

19. Miscellaneous

(a) Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Board to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or for other proper corporate purposes; or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Without limiting the foregoing, the Board may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving the Company, the Parent, or any of their subsidiaries in substitution for a stock option, stock award or other type of applicable equity grants made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, exercise of Options, restrictions of Stock Awards and obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, after a Public Offering, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Board may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

(c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Board may make Awards on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda, and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d) Governing Law. The validity, construction, interpretation, and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

EXHIBIT A

HOMEOWNERS OF AMERICA HOLDING CORPORATION

FORM OF
OPTION GRANT AGREEMENT

Homeowners of America Holding Corporation (the “Company”) has determined to grant to you an option to purchase shares of common stock (“Shares”) of the Company under the Homeowners of America Holding Corporation 2013 Equity Compensation Plan (the “Plan”). The terms of the option grant are set forth in the attached Option Grant Agreement (the “Agreement”). The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement along with the terms of the Plan to fully understand the Agreement.

SUMMARY OF OPTION GRANT AGREEMENT

Grantee:	[_________]

Date of Grant:	[_________]

Vesting Schedule:	[_________]

# of Shares Subject to Options Granted:	[_________]

Exercise Price Per Share:	[_________]

Term/Expiration Date:	[_________]

HOMEOWNERS OF AMERICA HOLDING CORPORATION

OPTION GRANT AGREEMENT

This OPTION GRANT AGREEMENT (the “Agreement”) is made and entered into on October 24, 2013 (the “Date of Grant”) by and among Homeowners of America Holding Corporation (the “Company”) and [_________] (the “Grantee”).

The Company has determined to provide the Grantee with an option (the “Option”) to purchase shares of common stock of the Company (the “Shares”) under the Homeowners of America Holding Corporation 2013 Equity Compensation Plan (the “Plan”) and in accordance with the terms and conditions set forth in this Agreement. Capitalized terms that are used but not defined herein shall have the respective meanings accorded to such terms in the Plan.

The Company and Grantee, intending to be legally bound hereby, agree as follows:

1. Grant of Option.

The Company grants to Grantee the right to purchase, in the aggregate, [_________] Shares at the exercise price of $0.50 per Share (the “Exercise Price”). [The Option is not intended to be treated, and will not be treated, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The granting of the Option shall impose no obligation on Grantee to exercise such Option.]1

[(a) This Option is designated an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If the aggregate fair market value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds one hundred thousand dollars ($100,000), then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

(b) The Grantee understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Grantee is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Grantee ceases to be an employee. The Grantee understands that the Grantee is responsible for the income tax consequences of the Option, and, among other tax consequences, the Grantee understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised. The Grantee will consult with his or her tax adviser regarding the tax consequences of the Option.

(c) The Grantee agrees that the Grantee shall immediately notify the Company in writing if the Grantee sells or otherwise disposes of any Shares acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two (2) years after the Date of Grant or (ii) one (1) year after the exercise of the Option, and the Grantee understands that if the Grantee disposes of any such Shares as indicated, the Grantee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to the Grantee over the Exercise Price paid for the Shares. Grantee understands that if the Grantee disposes of any Shares at any time after the expiration of such two year and one year holding periods, any gain on such sale will be taxed as capital gain. The Grantee also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.]2

1 Include bracketed language for non-ISO options.

2 Include bracketed language for ISO options.

2. Vesting.

The Option shall vest and become exercisable in accordance with the following schedule: [___________]

Except as provided for under Section 9, Change in Control, the unvested portion of the Option shall terminate on the date that Grantee ceases to be employed by, or provide services to, the Company.

3. Exercise of Option.

Except as provided in the Plan or in this Agreement, and unless the Board of Directors of the Company or a committee or subcommittee thereof (the “Board”) establishes otherwise, Grantee is entitled to purchase, in whole or in part, not more than the total number of Shares stated above.

The Option may not be exercised for fractional Shares.

4. Term of Option.

The Option shall have a term of ten years (the “Option Term”) from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement. Unless a later termination date is provided for by the Board, the vested and unexercised portion of the Option shall automatically terminate upon the happening of the first of the following events: (i) the expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to the Company for any reason other than Disability, death or termination for Cause; (ii) the expiration of the one (1) year period after the Grantee ceases to be employed by, or provide service to the Company because the Grantee is Disabled or dies; or (iii) the date on which the Grantee ceases to be employed by, or provide services to the Company on account of the Grantee’s termination for Cause by the Company.

Notwithstanding the foregoing, in no event shall an Option remain exercisable following the expiration of the Option Term. Nothing contained herein shall limit Company’s rights to terminate the employment or engagement of Grantee at any time for any reason.

5. Method of Exercising Option.

A Grantee may exercise an Option, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Board (i) in cash; (ii) by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price; (iii) after a Public Offering, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Board may approve. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

6. Transferability of Options.

This Option, and the rights and privileges conferred by it, is personal to Grantee and may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and during Grantee’s lifetime shall be exercisable only by Grantee. Grantee may transfer this Option, and the rights and privileges conferred by it, upon Grantee’s death, either by will or under the laws of descent and distribution, or by beneficiary designation made in such form and subject to such limitation as may from time to time be acceptable to the Board and delivered to and accepted by the Board. All such persons shall be subject to all of the terms and conditions of this Agreement to the same extent as would Grantee if still alive.

7. Right of First Refusal; Repurchase Right.

If at any time the Grantee desires to sell, encumber or otherwise dispose of Shares that were distributed to him or her under the Plan prior to the consummation of an initial public offering the Company’s securities, the Grantee shall provide the Company with a right of first refusal and repurchase right in accordance with the terms of the Plan.

8. Notices.

Any notice to be given to Company under the terms of this Agreement shall be addressed to the attention of the Company’s Board, at its principal place of business, and any notice to be given to Grantee may be sent to Grantee’s address as it appears in the payroll records of the Company, or at such other addresses as either party may designate in writing to the other.

9. Change in Control.

The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan. Notwithstanding the foregoing, the Option shall immediately and fully vest and become exercisable upon a Change of Control.

10. Miscellaneous.

(a) No Right to Employment or Continued Directorship. The grant of the Option shall not be construed as giving the Grantee the right to be retained by or in the employ of the Company or any other employment right, or, if applicable, continue to serve as a member of the Board, in any office of the Board, or any committee of the Board.

(b) Option Subject to Plan. By entering into this Agreement the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(c) Board Authority. By entering into this Agreement the Grantee agrees and acknowledges that all decisions and determinations of the Board shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming and interest in the Option.

(d) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the award of an Option under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of the Option hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

(d) Notices. Any notice to be given to Company under the terms of this Agreement shall be addressed to the attention of the Company’s Board, at its principal place of business, and any notice to be given to Grantee may be sent to Grantee’s address as it appears in the payroll records of the Company, or at such other addresses as either party may designate in writing to the other.

(e) Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof

(f) Interpretation. The Grantee accepts the Option subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan.

(g) Headings. Headings are given to the paragraphs and subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

(i) Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the grant date shown above.

[_________]

By:
Name:	[_________]
Title:	[_________]

GRANTEE:

Name:	[_________]